Collective Brands Reports 2009 Fourth Quarter, Full Year Financial Results

Record Annual Free Cash Flow of $224 Million(1); Fourth Quarter Net Loss Improves to $10.9 Million, or $0.17 per Diluted Share

TOPEKA, KS -- (Marketwire - March 09, 2010) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its 2009 fourth quarter and fiscal year ended January 30, 2010. The fourth quarter 2009 net loss attributable to Collective Brands, Inc. was $10.9 million, or $0.17 per diluted share, compared to a net loss of $144.0 million, or $2.28 per share, in the fourth quarter of 2008. Taking adjustments(1) into account, the fourth quarter 2009 net loss attributable to Collective Brands, Inc. was $11.6 million, or $0.18 per diluted share, driven by significant gross margin expansion. This compares to a fourth quarter 2008 net loss of $38.1 million, or $0.60 per share.

Full year 2009 net earnings increased to $82.7 million, or $1.28 per diluted share, compared to a net loss of $68.7 million, or $1.09 per diluted share in 2008. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")(1) was $301.6 million for 2009 compared to $282.8 million in 2008. Collective Brands generated record free cash flow(1) of $223.6 million in 2009 due to effective working capital management, higher earnings, and reduced capital spending. As a result, net debt(1) decreased $208.1 million, to $455.8 million. In addition, the Company repaid over $40 million of long term debt during the fourth quarter of 2009.

"Our results were strong as we delivered fresh, innovative product throughout our portfolio of brands both domestically and internationally," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "This focus on the consumer led to improved gross margins that, combined with actions that lowered operating costs, drove an 11% increase in adjusted operating profit for the year. As a result, we produced record free cash flow, strengthened our capital structure, and positioned Collective Brands for further growth."

Collective Brands' fourth quarter 2009 net sales were $741.7 million up 0.9%, or 3.3% on an adjusted(1) basis. The Company's fourth quarter 2009 comparable store sales(2) increased 0.7%. Comparable store sales for Payless increased 1.0% and comparable store sales for the Performance + Lifestyle Group (PLG) decreased 3.3%.

Consolidated Quarterly Results - Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended January 30, 2010 and January 31, 2009:

                                                        ADJUSTED(1)
                                                  ------------------------
                                        4th Qtr                     4th Qtr
                                         '09 vs                     '09 vs
                     4th Qtr  4th Qtr   4th Qtr   4th Qtr  4th Qtr  4th Qtr
                       2009     2008      '08       2009     2008     '08
                     -------  --------  --------- -------  -------  -------
Net sales            $ 741.7  $  735.2  $     6.5 $ 741.7  $ 717.9  $  23.8

Gross margin %          32.9%     16.7% 1,620 bps    33.0%    28.3% 470 bps

Operating profit     $   4.7  ($ 158.5) $   163.2 $   3.6  ($ 29.0) $  32.6

EBITDA               $  39.6  ($ 124.3) $   163.9 $  38.5  $   5.2  $  33.3

Net (loss)
 attributable to
 Collective Brands,
 Inc.                ($ 10.9) ($ 144.0) $   133.1 ($ 11.6) ($ 38.1) $  26.5
Diluted (loss) per
 share               ($ 0.17) ($  2.28) $    2.11 ($ 0.18) ($ 0.60) $  0.42

--  Net sales for the quarter increased from last year due primarily to strong growth at PLG in Saucony and Sperry Top-Sider.

--  The gross margin rate increased 470 basis points on an adjusted basis due to lower product costs, lower markdowns as a result of a clean inventory position, and leveraging occupancy and distribution center expenses.

--  Operating profit increased to $4.7 million as a result of higher net sales and gross margin expansion.

Consolidated Full Year Results

Collective Brands' 2009 net sales were $3.31 billion, down 3.9% or 1.7% on an adjusted(1) basis. The Company's 2009 comparable store sales decreased 2.3%. Comparable store sales for Payless and PLG declined 2.3% and 1.6%, respectively. Adjusted 2009 net earnings attributable to Collective Brands, Inc.(1) were $84.5 million, or $1.31 per diluted share, compared to $62.2 million, or $0.99 per diluted share, in 2008.

Inventory at the end of the year was $442.9 million, down 10.0% compared to the prior year end due to lower product costs and a decrease in footwear units. Capital expenditures were $84.0 million compared to $129.2 million last year. The lower capital expenditures reflect the completion of distribution centers and reduced spending on stores. During the fourth quarter of 2009, Collective Brands added 11 new Payless stores, closed 24 Payless stores, and relocated three stores (two Payless and one PLG). For the year, the Company opened 60 new stores (51 Payless and nine PLG), closed 104 stores (103 Payless and one PLG), and relocated 25 stores (22 Payless and three PLG).

                                         Jan. 30,    Oct. 31,    Jan. 31,
Retail Store Counts                        2010        2009        2009
                                        ----------- ----------- -----------
Payless ShoeSource                            4,470       4,483       4,522
Performance + Lifestyle Group                   363         363         355
                                        ----------- ----------- -----------
Total Stores                                  4,833       4,846       4,877
                                        =========== =========== ===========

Quarterly Segment Results (dollars in millions)

                    Payless     Payless      PLG
                   Domestic  International Wholesale   PLG Retail    Total
                  ----------  ----------- ----------  ----------  --------
Fourth Quarter
 2009
   Net Sales      $    457.5  $     123.9 $    115.8  $     44.5  $  741.7
   Operating
    Profit /
    (Loss)        ($    12.7) $      16.7 $      8.3  ($     7.6) $    4.7
    Less:
     Adjustments
     for
     Litigation   $      1.1            -          -           -  $    1.1
                  ----------  ----------- ----------  ----------  --------
   Adjusted
    Operating
    Profit /
    (Loss)(1)     ($    13.7) $      16.7 $      8.3  ($     7.6) $    3.6
                  ==========  =========== ==========  ==========  ========
Fourth Quarter
 2008
   Net Sales      $    461.1  $     112.0 $    118.4  $     43.7  $  735.2
    Less:
     Adjustment
     for Tommy
     Hilfiger              -            - $     17.3           -  $   17.3
                  ----------  ----------- ----------  ----------  --------
   Adjusted Net
    Sales(1)      $    461.1  $     112.0 $    101.1  $     43.7  $  717.9
                  ==========  =========== ==========  ==========  ========
   Operating
    Profit /
    (Loss)        ($    29.5) $      10.3 ($    89.7) ($    49.6) ($ 158.5)
    Add:
     Adjustments  $      0.1            - $     86.8  $     42.6  $  129.5
                  ----------  ----------- ----------  ----------  --------
   Adjusted
    Operating
    Profit /
    (Loss)(1)     ($    29.4) $      10.3 ($     2.9) ($     7.0) ($  29.0)
                  ==========  =========== ==========  ==========  ========

Fourth Quarter
 2009
   Depreciation and
    Amortization  $     24.6  $       3.8 $      4.6  $      1.9  $   34.9

--  Payless Domestic - Net sales were virtually flat, as a comparable store sales increase was offset by 73 fewer stores at year-end. Sales increased in children's footwear, boots, and women's accessories. The operating results improved primarily due to gross margin rate expansion.

--  Payless International - The net sales increase was driven primarily by
    28 new store openings in Colombia and a $5 million benefit from foreign exchange rates. The increase was partially offset by a sales decline in
    Ecuador due to incremental tariffs. Operating profit increased due primarily to a stronger holiday season and lower operating expenses offset in part by increased costs to comply with incremental tariffs in
    Ecuador. Fourth quarter operating profit in Payless International is seasonally greater than Payless Domestic due to the importance of the holiday season in Latin America and Puerto Rico.

--  PLG Wholesale - Higher net sales at Saucony and Sperry Top-Sider were more than offset by the expiration of the Tommy Hilfiger adult footwear licensing agreement. Operating profit increased due to not incurring charges as in 2008, gross margin rate expansion, and higher net sales at Saucony and Sperry Top-Sider.

--  PLG Retail - Net sales increased due to eight additional stores at quarter-end offset in part by lower comparable store sales. The operating loss narrowed due to not incurring charges as in 2008.

Outlook for Collective Brands

--  The 2010 effective tax rate is expected to be approximately 20%, excluding discrete events primarily associated with the resolution of outstanding tax audits.

--  Depreciation and amortization in 2010 is expected to total $140 million.

--  Capital expenditures in 2010 are expected to total approximately $100 million.

--  Collective Brands 2010 retail store count is expected to decline by approximately 15 stores, net of store openings.

                                                   Open    Close   Change
                                                 -------- -------- -------
Payless
  Payless Domestic                                     54      114     (60)
                                                 -------- -------- -------
  Payless International                                36       11      25
                                                 -------- -------- -------
Payless Total                                          90      125     (35)
                                                 -------- -------- -------
PLG Total                                              20        0      20
                                                 -------- -------- -------
Collective Brands Total                               110      125     (15)
                                                 ======== ======== =======

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

EBITDA - Defined as earnings before interest, taxes, depreciation and amortization.

Free cash flow - Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments and to service debt.

Net debt - Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the capacity of the Company to reduce its debt and improve its capital structure.

Adjusted net loss attributable to Collective Brands, Inc. - Defined as net loss attributable to Collective Brands, Inc. adjusted for litigation and the related income tax impact for 2009. For 2008, net loss attributable to Collective Brands, Inc. excluding adjustments related to litigation, asset impairments, severance, cancellation of performance share units, and the expiration of the Tommy Hilfiger adult footwear license, as well as their related income tax impacts.

Adjusted diluted loss per share - Defined as diluted loss per share excluding adjustments for litigation and the related income tax impact for 2009. For 2008, diluted loss per share excluding adjustments related to litigation, asset impairments, severance, cancellation of performance share units, and the expiration of the Tommy Hilfiger adult footwear license, as well as their related income tax impacts.

Adjusted net sales - Defined as net sales excluding adjustments related to the expiration of the Tommy Hilfiger adult footwear license.

Adjusted gross margin - Defined as gross margin as a percentage of sales excluding adjustments related to litigation for 2009. For 2008, gross margin as a percentage of sales excluding adjustments related to litigation, asset impairments, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted operating margin - Defined as operating profit as a percentage of sales excluding adjustments related to litigation for 2009. For 2008, operating profit as a percentage of sales excluding adjustments related to litigation, asset impairments, severance, cancellation of performance share units, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted EBITDA - Defined as EBITDA excluding adjustments related to litigation for 2009. For 2008, EBITDA excluding adjustments related to litigation, asset impairments, severance, cancellation of performance share units, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted operating loss - Defined as operating loss excluding adjustments related to litigation for 2009. For 2008, operating loss excluding adjustments related to litigation, asset impairments, severance, cancellation of performance share units, and the expiration of the Tommy Hilfiger adult footwear license.

(2) Comparable store sales include Payless stores from all regions and PLG stores.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2009 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2008 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2008 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
                    CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in
 millions, except per share
 data)                             13 Weeks Ended        52 Weeks Ended
                                --------------------  --------------------
                                 January    January    January    January
                                   30,        31,        30,        31,
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Net sales                       $   741.7  $   735.2  $ 3,307.9  $ 3,442.0

Cost of sales:
     Cost of sales                  498.0      524.4    2,166.9    2,344.6
     Impairment of tradenames           -       88.2          -       88.2

                                ---------  ---------  ---------  ---------
Total cost of sales                 498.0      612.6    2,166.9    2,432.8

                                ---------  ---------  ---------  ---------
Gross margin                        243.7      122.6    1,141.0    1,009.2

Selling, general and
 administrative expenses            238.9      239.1      982.4    1,007.2

Impairment of goodwill                  -       42.0          -       42.0

Restructuring charges                 0.1          -        0.1        0.2

                                ---------  ---------  ---------  ---------
Operating profit (loss) from
 continuing operations                4.7     (158.5)     158.5      (40.2)

Interest expense                     14.4       17.5       60.8       75.2

Interest income                      (0.1)      (1.6)      (1.1)      (8.1)

Loss on early extinguishment of
 debt                                 1.2          -        1.2          -

                                ---------  ---------  ---------  ---------
Net (loss) earnings from
 continuing operations before
 income taxes                       (10.8)    (174.4)      97.6     (107.3)

(Benefit) provision for income
 taxes                               (3.7)     (34.6)       9.4      (48.0)

                                ---------  ---------  ---------  ---------
Net (loss) earnings from
 continuing operations               (7.1)    (139.8)      88.2      (59.3)

Earnings (loss) from
 discontinued operations, net
 of income taxes                      0.3       (0.3)       0.1       (0.7)

                                ---------  ---------  ---------  ---------
Net (loss) earnings                  (6.8)    (140.1)      88.3      (60.0)

Net earnings attributable to
 noncontrolling interests            (4.1)      (3.9)      (5.6)      (8.7)

                                ---------  ---------  ---------  ---------
Net (loss) earnings
 attributable to Collective
 Brands, Inc.                   $   (10.9) $  (144.0) $    82.7  $   (68.7)
                                =========  =========  =========  =========

Basic (loss) earnings per share
 attributable to Collective
  Brands, Inc. common
   shareholders:
     (Loss) earnings from
      continuing operations     $   (0.18) $   (2.28) $    1.29  $   (1.08)
     Earnings (loss) from
      discontinued operations        0.01          -          -      (0.01)
                                ---------  ---------  ---------  ---------
Basic (loss) earnings per share $   (0.17) $   (2.28) $    1.29  $   (1.09)
                                =========  =========  =========  =========

Diluted (loss) earnings per
 share attributable to
 Collective Brands, Inc.
 Common shareholders:
     (Loss) earnings from
      continuing operations     $   (0.18) $   (2.28) $    1.28  $   (1.08)
     Earnings (loss) from
      discontinued operations        0.01          -          -      (0.01)
                                ---------  ---------  ---------  ---------
Diluted (loss) earnings per
 share                          $   (0.17) $   (2.28) $    1.28  $   (1.09)
                                =========  =========  =========  =========

Basic weighted average shares
 outstanding                         63.3       63.0       63.1       62.9

Diluted weighted average shares
 outstanding                         63.3       63.0       63.5       62.9

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                  January 30,  January 31,
(dollars in millions)                                 2010         2009
                                                  -----------  -----------
ASSETS:

Current assets:
    Cash and cash equivalents                     $     393.5  $     249.3
    Accounts receivable, net                             95.5         97.5
    Inventories                                         442.9        492.0
    Current deferred income taxes                        42.1         35.6
    Prepaid expenses                                     48.9         58.7
    Other current assets                                 21.7         25.3
    Current assets of discontinued operations             0.5          1.3
                                                  -----------  -----------
Total current assets                                  1,045.1        959.7

Property and Equipment:
    Land                                                  7.0          8.6
    Property, buildings and equipment                 1,403.1      1,458.6
    Accumulated depreciation and amortization          (945.9)      (945.8)
                                                  -----------  -----------
    Property and equipment, net                         464.2        521.4

Intangible assets, net                                  445.5        446.0
Goodwill                                                279.8        281.6
Deferred income taxes                                     6.5          1.7
Other assets                                             43.2         40.9
                                                  -----------  -----------

TOTAL ASSETS                                      $   2,284.3  $   2,251.3
                                                  ===========  ===========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt          $       6.9  $      24.8
    Accounts payable                                    195.9        173.8
    Accrued expenses                                    181.8        202.7
    Current liabilities of discontinued
     operations                                           1.3          1.9
                                                  -----------  -----------
Total current liabilities                               385.9        403.2

Long-term debt                                          842.4        888.4
Deferred income taxes                                    65.5         49.2
Other liabilities                                       226.3        264.2
Noncurrent liabilities of discontinued operations         0.3          0.3

Equity:
    Collective Brands, Inc. shareowners' equity         735.2        622.3
    Noncontrolling interests                             28.7         23.7
                                                  -----------  -----------

Total equity                                            763.9        646.0
                                                  -----------  -----------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY         $   2,284.3  $   2,251.3
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       52 Weeks Ended
                                                  ------------------------
                                                  January 30,  January 31,
(dollars in millions)                                 2010        2009
                                                  -----------  -----------

OPERATING ACTIVITIES:
Net earnings (loss)                               $      88.3  $     (60.0)
(Earnings) loss from discontinued operations, net
 of income taxes                                         (0.1)         0.7
Adjustments for non-cash items included in net
 earnings (loss):
    Loss on impairment and disposal of assets            11.8         25.6
    Impairment of goodwill and indefinite-lived
     tradenames                                             -        130.2
    Depreciation and amortization                       143.2        140.9
    Provision for losses on accounts receivable           2.9          3.4
    Share-based compensation expense                     16.4         20.7
    Deferred income taxes                                 3.8        (75.2)
    Loss on extinguishment of debt                        1.2            -
    Other, net                                           (0.1)        (0.5)
Changes in working capital:
    Accounts Receivable                                   0.6        (15.3)
    Inventories                                          53.2        (29.4)
    Prepaid expenses and other current assets            15.2         35.8
    Accounts payable                                     20.2        (23.4)
    Accrued expenses                                    (24.6)        13.0
Changes in other assets and liabilities, net            (15.2)         0.2
Contributions to pension plans                           (9.5)        (5.3)
Net cash provided by (used in) discontinued
 operations                                               0.3         (0.3)
                                                  -----------  -----------

Cash flow provided by operating activities              307.6        161.1
                                                  -----------  -----------

INVESTING ACTIVITIES:
Capital expenditures                                    (84.0)      (129.2)
Intangible asset additions                              (19.0)           -
Proceeds from the sale of property and equipment          2.8          1.1
                                                  -----------  -----------

Cash flow used in investing activities                 (100.2)      (128.1)
                                                  -----------  -----------

FINANCING ACTIVITIES:
Proceeds from notes payable                               0.9            -
Repayment of notes payable                               (0.9)           -
Proceeds from revolving loan facility                       -        215.0
Repayment of revolving loan facility                        -       (215.0)
Proceeds from issuance of debt                            1.2            -
Repayment of debt                                       (66.1)        (8.9)
Payment of deferred financing costs                         -         (0.1)
Issuances of common stock                                 8.2          1.2
Purchases of common stock                                (7.6)        (1.9)
Contributions by noncontrolling interests                 5.5          4.6
Distribution to noncontrolling interests                 (6.2)        (6.1)
                                                  -----------  -----------

Cash flow used in financing activities                  (65.0)       (11.2)
                                                  -----------  -----------

Effect of exchange rate changes on cash                   1.8         (5.0)

Increase in cash and cash equivalents                   144.2         16.8

Cash and cash equivalents, beginning of year            249.3        232.5
                                                  -----------  -----------
Cash and cash equivalents, end of year            $     393.5  $     249.3
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF EARNINGS
              FOR THE THIRTEEN WEEKS ENDED JANUARY 30, 2010
                                (UNAUDITED)

(dollars and shares in millions,
 except per share data)

                                        As
                                     Reported
                                      (GAAP                      Non-GAAP
                                      Basis)   Adjustments        Basis
                                    ----------  ----------      ----------
Net sales                           $    741.7  $        -      $    741.7

Cost of sales                            498.0        (1.0)(a)       497.0

                                    ----------  ----------      ----------
Gross margin                             243.7         1.0           244.7

Selling, general and administrative
 expenses                                238.9         2.1(b)        241.0

Restructuring charges                      0.1           -             0.1

                                    ----------  ----------      ----------
Operating profit from continuing
 operations                                4.7        (1.1)            3.6

Interest expense                          14.4           -            14.4

Interest income                           (0.1)          -            (0.1)

Loss on extinguishment of debt             1.2           -             1.2

                                    ----------  ----------      ----------
Loss from continuing operations
 before income taxes                     (10.8)       (1.1)          (11.9)

Benefit for income taxes                  (3.7)       (0.4)(c)        (4.1)

                                    ----------  ----------      ----------
Loss from continuing operations           (7.1)       (0.7)           (7.8)

Earnings from discontinued
 operations, net of income taxes           0.3           -             0.3

                                    ----------  ----------      ----------
Net loss                                  (6.8)       (0.7)           (7.5)

Net earnings attributable to
 noncontrolling interests                 (4.1)          -            (4.1)

                                    ----------  ----------      ----------
Net loss attributable to Collective
 Brands, Inc.                       $    (10.9) $     (0.7)     $    (11.6)
                                    ==========  ==========      ==========

Basic loss per share attributable
 to Collective Brands, Inc. common
 shareholders:
  Loss from continuing operations   $    (0.18) $    (0.01)     $    (0.19)
  Earnings from discontinued
   operations                             0.01           -            0.01
                                    ----------  ----------      ----------
Basic loss per share attributable
 to Collective Brands, Inc. common
 shareholders                       $    (0.17) $    (0.01)     $    (0.18)
                                    ==========  ==========      ==========

Diluted loss per share attributable
 to Collective Brands, Inc. common
 shareholders:
  Loss from continuing operations   $    (0.18) $    (0.01)     $    (0.19)
  Earnings from discontinued
   operations                             0.01           -            0.01
                                    ----------  ----------      ----------
Diluted loss per share attributable
 to Collective Brands, Inc. common
 shareholders                       $    (0.17) $    (0.01)     $    (0.18)
                                    ==========  ==========      ==========

Basic weighted average shares
 outstanding                              63.3        63.3            63.3

Diluted weighted average shares
 outstanding                              63.3        63.3            63.3

Notes to adjustments:

 (a) Represents $1.0 million of litigation charges.

 (b) Represents $2.1 million of proceeds received for Visa settlement.

 (c) Represents the tax impact of the above adjustments.

                          COLLECTIVE BRANDS, INC.
    RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF (LOSS)
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED JANUARY 31, 2009
                                (UNAUDITED)

(dollars and shares in millions,
 except per share data)

                                        As
                                     Reported
                                      (GAAP                      Non-GAAP
                                      Basis)    Adjustments        Basis
                                    ----------  ----------      ----------

Net sales                           $    735.2  $    (17.3)(a)  $    717.9

Cost of sales:

  Cost of sales                          524.4        (9.8)(b)       514.6
  Impairment of tradenames                88.2       (88.2)(c)           -

                                    ----------  ----------      ----------
Total cost of sales                      612.6       (98.0)          514.6

                                    ----------  ----------      ----------
Gross margin                             122.6        80.7           203.3

Selling, general and administrative
 expenses                                239.1        (6.8)(d)       232.3

Impairment of goodwill                    42.0       (42.0)(e)           -

Restructuring charges                        -           -               -

                                    ----------  ----------      ----------
Operating loss from continuing
 operations                             (158.5)      129.5           (29.0)

Interest expense                          17.5           -            17.5

Interest income                           (1.6)          -            (1.6)

                                    ----------  ----------      ----------
Loss from continuing operations
 before income taxes                    (174.4)      129.5           (44.9)

Benefit for income taxes                 (34.6)       23.6(f)        (11.0)

                                    ----------  ----------      ----------
Loss from continuing operations         (139.8)      105.9           (33.9)

Loss from discontinued operations,
 net of income taxes                      (0.3)          -            (0.3)

                                    ----------  ----------      ----------
Net loss                                (140.1)      105.9           (34.2)

Net earnings attributable to
 noncontrolling interests                 (3.9)          -            (3.9)

                                    ----------  ----------      ----------
Net loss attributable to Collective
 Brands, Inc.                       $   (144.0) $    105.9      $    (38.1)
                                    ==========  ==========      ==========

Basic and diluted loss per share
 attributable to Collective Brands,
 Inc. common shareholders:
  Loss from continuing operations   $    (2.28) $     1.68      $    (0.60)
  Loss from discontinued operations          -           -               -
                                    ----------  ----------      ----------
Basic and diluted loss per share
 attributable to Collective Brands,
 Inc. common shareholders           $    (2.28) $     1.68      $    (0.60)
                                    ==========  ==========      ==========

Basic and diluted weighted average
 shares outstanding                       63.0        63.0            63.0

Notes to adjustments:

 (a) Represents sales associated with the Tommy Hilfiger adult footwear license.

 (b) Represents tangible asset impairments and other charges of $13.2 million and $13.4 million of cost of sales associated with the expiration of the Tommy Hilfiger adult footwear license,
     offset by $16.8 million of net pre-tax litigation recoveries.

 (c) Represents the tradename impairments related to PLG.

 (d) Represents $6.1 million of charges related to severance and the cancellation of performance share units and $0.7 million of selling, general, and administrative expenses associated with the Tommy
     Hilfiger adult footwear license.

 (e) Represents the goodwill impairment related to PLG.

 (f) Represents the impact of the above adjustments.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF EARNINGS
                    FOR THE YEAR ENDED JANUARY 30, 2010
                                (UNAUDITED)

(dollars and shares in millions,
 except per share data)
                                        As
                                     Reported
                                      (GAAP                      Non-GAAP
                                      Basis)    Adjustments        Basis
                                    ----------  ----------      ----------

Net sales                           $  3,307.9  $        -      $  3,307.9

Cost of sales                          2,166.9        (4.1)(a)     2,162.8

                                    ----------  ----------      ----------
Gross margin                           1,141.0         4.1         1,145.1

Selling, general and administrative
 expenses                                982.4         1.1(b)        983.5

Restructuring charges                      0.1           -             0.1

                                    ----------  ----------      ----------
Operating profit from continuing
 operations                              158.5         3.0           161.5

Interest expense                          60.8           -            60.8

Interest income                           (1.1)          -            (1.1)

Loss on extinguishment of debt             1.2           -             1.2

                                    ----------  ----------      ----------
Earnings from continuing operations
 before income taxes                      97.6         3.0           100.6

Provision for income taxes                 9.4         1.2(c)         10.6

                                    ----------  ----------      ----------
Earnings from continuing operations       88.2         1.8            90.0

Earnings from discontinued
 operations, net of income taxes           0.1           -             0.1

                                    ----------  ----------      ----------
Net earnings                              88.3         1.8            90.1

Net earnings attributable to
 noncontrolling interests                 (5.6)          -            (5.6)

                                    ----------  ----------      ----------
Net earnings attributable to
 Collective Brands, Inc.            $     82.7  $      1.8      $     84.5
                                    ==========  ==========      ==========

Basic earnings per share
 attributable to Collective Brands,
 Inc. common shareholders:
  Earnings from continuing
   operations                       $     1.29  $     0.03      $     1.32
  Earnings from discontinued
   operations                                -           -               -
                                    ----------  ----------      ----------
Basic earnings per share
 attributable to Collective Brands,
 Inc. common shareholders           $     1.29  $     0.03      $     1.32
                                    ==========  ==========      ==========

Diluted earnings per share
 attributable to Collective Brands,
 Inc. common shareholders:
  Earnings from continuing
   operations                       $     1.28  $     0.03      $     1.31
  Earnings from discontinued
   operations                                -           -               -
                                    ----------  ----------      ----------
Diluted earnings per share
 attributable to Collective Brands,
 Inc. common shareholders           $     1.28  $     0.03      $     1.31
                                    ==========  ==========      ==========

Basic weighted average shares
 outstanding                              63.1        63.1            63.1

Diluted weighted average shares
 outstanding                              63.5        63.5            63.5

Notes to adjustments:

 (a) Represents $3.5 million of litigation charges and $0.6 million of severance charges.

 (b) Represents $2.1 million of proceeds received for Visa settlement partially offset by $1.0 of severance charges.

 (c) Represents the tax impact of the above adjustments.

                          COLLECTIVE BRANDS, INC.
    RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF (LOSS)
                                 EARNINGS
                    FOR THE YEAR ENDED JANUARY 31, 2009
                                (UNAUDITED)

(dollars and shares in millions,
 except per share data)
                                        As
                                     Reported
                                      (GAAP                      Non-GAAP
                                      Basis)    Adjustments       Basis
                                    ----------  ----------      ----------
Net sales                           $  3,442.0  $    (77.0)(a)  $  3,365.0

Cost of sales:

 Cost of sales                         2,344.6      (118.6)(b)     2,226.0
 Impairment of tradenames                 88.2       (88.2)(c)           -

                                    ----------  ----------      ----------
Total cost of sales                    2,432.8      (206.8)        2,226.0

                                    ----------  ----------      ----------
Gross margin                           1,009.2       129.8         1,139.0

Selling, general and administrative
 expenses                              1,007.2       (13.3)(d)       993.9

Impairment of goodwill                    42.0       (42.0)(e)           -

Restructuring charges                      0.2           -             0.2

                                    ----------  ----------      ----------
Operating (loss) profit from
 continuing operations                   (40.2)      185.1           144.9

Interest expense                          75.2           -            75.2

Interest income                           (8.1)          -            (8.1)

                                    ----------  ----------      ----------
(Loss) earnings from continuing
 operations before income taxes         (107.3)      185.1            77.8

(Benefit) provision for income
 taxes                                   (48.0)       54.2(f)          6.2

                                    ----------  ----------      ----------
(Loss) earnings from continuing
 operations                              (59.3)      130.9            71.6

Loss from discontinued operations,
 net of income taxes                      (0.7)          -            (0.7)

                                    ----------  ----------      ----------
Net (loss) earnings                      (60.0)      130.9            70.9

Net earnings attributable to
 noncontrolling interests                 (8.7)          -            (8.7)

                                    ----------  ----------      ----------
Net (loss) earnings                 $    (68.7) $    130.9      $     62.2
                                    ==========  ==========      ==========

Basic and diluted (loss) earnings
 per share attributable to
 Collective Brands, Inc. common
 shareholders:
     (Loss) earnings from
      continuing operations         $    (1.08) $     2.08      $     1.00
     Loss from discontinued
      operations                         (0.01)          -           (0.01)
                                    ----------  ----------      ----------
Basic and diluted (loss) earnings
 per share attributable to
 Collective Brands, Inc. common
 shareholders                       $    (1.09) $     2.08      $     0.99
                                    ==========  ==========      ==========

Basic and diluted weighted average
 shares outstanding                       62.9        62.9            62.9

Notes to adjustments:

 (a) Represents sales associated with the Tommy Hilfiger adult footwear license.

 (b) Represents $45.1 million of net pre-tax litigation charges, $13.2 million of tangible asset impairments and other charges, $3.5 million of the flow through of inventory recorded at fair value, and
     $56.8 million of cost of sales associated with the expiration of the
     Tommy Hilfiger adult footwear license.

 (c) Represents the tradename impairments related to PLG.

 (d) Represents $6.9 million of other charges related to severance and the cancellation of performance share units and $6.4 million of selling, general, and administrative expenses associated with the Tommy
     Hilfiger adult footwear license.

 (e) Represents the goodwill impairment related to PLG.

 (f) Represents the impact of the above adjustments.

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(dollars in millions)
                                                       52 weeks ended
                                                  -------------------------
                                                  January 30,  January 31,
                                                      2010         2009
                                                  ------------ ------------
Cash flow provided by operating activities        $      307.6 $      161.1
Less:  Capital expenditures                               84.0        129.2
                                                  ------------ ------------
Free cash flow                                    $      223.6 $       31.9
                                                  ============ ============

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(dollars in millions)
                                                  January 30,  January 30,
                                                      2010         2009
                                                  ------------ ------------
Total debt:                                       $      849.3 $      913.2
Less:  cash and cash equivalents                         393.5        249.3
                                                  ------------ ------------
Net debt                                          $      455.8 $      663.9
                                                  ============ ============

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                    NON-GAAP EBITDA AND ADJUSTED EBITDA
                                (UNAUDITED)

(dollars in millions)
                                                  13 weeks      13 weeks
                                                    ended         ended
                                                 January 30,   January 31,
                                                    2010          2009
                                                ------------  ------------
Cash flow provided by operating activities      $        4.8  $      (36.7)

Changes in working capital                              23.7          30.7

Adjustments for non-cash items (excluding
 depreciation and non debt related amortization)
 included in net earnings                              (11.6)       (106.9)

Changes in other assets and liabilities, net,
 and contributions to pension plan                      11.0           7.0

Net cash provided by discontinued operations            (0.1)          0.3

Benefit for income taxes                                (3.7)        (34.6)

Net interest expense                                    14.3          15.9

Loss on early extinguishment of debt                     1.2             -
                                                ------------  ------------

EBITDA                                          $       39.6  $     (124.3)
                                                ------------  ------------

Impact of Litigation                                     1.0         (16.8)

Impairment of tradenames                                   -          88.2

Impairment of goodwill                                     -          42.0

Impact of expiration of Tommy Hilfiger adult
 footwear license                                          -          (3.2)

Other Charges                                           (2.1)         19.3
                                                ------------  ------------

Adjusted EBITDA                                 $       38.5  $        5.2
                                                ============  ============

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                    NON-GAAP EBITDA AND ADJUSTED EBITDA
                                (UNAUDITED)

(dollars in millions)
                                                  52 weeks      52 weeks
                                                    ended         ended
                                                January 30,   January 31,
                                                    2010          2009
                                                ------------  ------------
Cash flow provided by operating activities      $      307.6  $      161.1

Changes in working capital                             (64.6)         19.3

Adjustments for non-cash items (excluding
 depreciation and non debt related amortization)
 included in net earnings                              (39.1)       (107.2)

Contributions to pension plan and changes in
 Other assets and liabilities, net                      24.7           5.1

Net cash provided by discontinued operations            (0.3)          0.3

(Benefit) Provision for income taxes                     9.4         (48.0)

Net interest expense                                    59.7          67.1

Loss on early extinguishment of debt                     1.2             -
                                                ------------  ------------

EBITDA                                          $      298.6  $       97.7
                                                ------------  ------------

Impact of Litigation                                     3.5          45.1

Impairment of tradenames                                   -          88.2

Impairment of goodwill                                     -          42.0

Flow through of inventory recorded at fair
 value                                                     -           3.5

Impact of expiration of Tommy Hilfiger adult
 footwear license                                          -         (13.8)

Other Charges                                           (0.5)         20.1
                                                ------------  ------------

Adjusted EBITDA                                 $      301.6  $      282.8
                                                ============  ============

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(785) 559-5321

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